Exhibit 21.1
Subsidiaries of Aleris Corporation as of December 31, 2014

Aleris International, Inc., a Delaware corporation, is a wholly-owned subsidiary of Aleris Corporation. Set forth below is a list of its subsidiaries.

	Subsidiary	State of Incorporation / Formation	Aleris Ownership
1	ALERIS ALUMINUM AUSTRIA GMBH	Austria	100.00%
2	ALERIS ALUMINUM BELGIUM BVBA	Belgium	100.00%
3	ALERIS ALUMINUM CANADA HOLDING 2, INC.	Canada	100.00%
4	ALERIS ALUMINUM DENMARK APS	Denmark	100.00%
5	ALERIS ALUMINUM DUFFEL BVBA	Belgium	100.00%
6	ALERIS ALUMINUM FRANCE S.A.R.L.	France	100.00%
7	ALERIS ALUMINUM ITALY SRL	Italy	100.00%
8	ALERIS ALLUMINUM JAPAN LTD	Japan	100.00%
9	ALERIS ALUMINUM NETHERLANDS BV	Netherlands	100.00%
10	ALERIS ALUMINUM NORWAY AS	Norway	100.00%
11	ALERIS ALUMINUM POLAND SP. Z.O.O.	Poland	100.00%
12	ALERIS ALUMINUM SALES EUROPE GMBH	Germany	100.00%
13	ALERIS ALUMINUM TIANJIN CO. LTD.	China	100.00%
14	ALERIS ALUMINUM ZHENJIANG CO. LTD.	China	100.00%
15	ALERIS ASIA PACIFIC INTERNATIONAL (BARBADOS) LTD.	Barbados	100.00%
16	ALERIS ASIA PACIFIC LIMITED	Hong Kong	100.00%
17	ALERIS BELGIUM EVBVA	Belgium	100.00%
18	ALERIS DEUTSCHLAND HOLDING GMBH	Germany	100.00%
19	ALERIS DEUTSCHLAND VIER GMBH CO KG	Germany	100.00%
20	ALERIS DEUTSCHLAND VIERTE VERWALTUNGS GMBH	Germany	50.00%
21	ALERIS EXTRUDED PRODUCTS GERMANY GMBH	Germany	100.00%
22	ALERIS GIBRALTAR LIMITED	Gibraltar	100.00%
23	ALERIS GLOBAL LUXEMBOURG S.A.R.L.	Luxembourg	100.00%
24	ALERIS HOLDINGS BELGIUM BVBA	Belgium	100.00%
25	ALERIS HOLDING CANADA LIMITED	Canada	100.00%
26	ALERIS HOLDING LUXEMBOURG S.A.R.L.	Luxembourg	100.00%
27	ALERIS LUXEMBOURG S.A.R.L. & CO. KG	Germany	100.00%
28	ALERIS NEW GIBRALTAR	Gibraltar	100.00%
29	ALERIS NUEVO LEON, S. DE R.L. DE C.V.	Mexico	100.00%
30	ALERIS OHIO MANAGEMENT, INC.	Delaware	100.00%
31	ALERIS RM, INC.	Delaware	100.00%
32	ALERIS RECYCLING, INC.	Delaware	100.00%
33	ALERIS RECYCLING BENS RUN, LLC	Delaware	100.00%
34	ALERIS RECYCLING (GERMAN WORKS) GMBH	Germany	100.00%
35	ALERIS RECYCLING (SWANSEA) LIMITED	England	100.00%
36	ALERIS ROLLED PRODUCTS, INC.	Delaware	100.00%
37	ALERIS ROLLED PRODUCTS, LLC	Delaware	100.00%
38	ALERIS ROLLED PRODUCTS GERMANY GMBH	Germany	100.00%
39	ALERIS ROLLED PRODUCTS SALES CORPORATION	Delaware	100.00%
40	ALERIS (SHANGHAI) TRADING CO. LTD.	China	100.00%
41	ALERIS SPECIALTY PRODUCTS, INC.	Delaware	100.00%
42	ALERIS SPECIFICATION ALLOYS, INC.	Delaware	100.00%
43	ALERIS SPECIFICATION ALLOY PRODUCTS CANADA COMPANY	Nova Scotia	100.00%
44	ALERIS SWITZERLAND GMBH	Switzerland	100.00%
45	ALERIS WORLDWIDE, INC.	Delaware	100.00%

46	ALUMINUM RECYCLING SERVICES, S. DE R.L. DE C.V.	Mexico	100.00%
47	DUINLUST GRUNDSTUCKS GMBH	Germany	100.00%
48	DUTCH ALUMINUM C.V.	Netherlands	100.00%
49	ETS SCHAEFER, LLC	Ohio	100.00%
50	GRUNDSTUCKSVERWALTUNGSGESELLSCHAFT OBJEKT WALLERSHEIM GMBH	Germany	100.00%
51	IMCO RECYCLING OF OHIO, LLC	Delaware	100.00%
52	IMSAMET of ARIZONA	Arizona	70.00%
53	INTL ACQUISITION CO.	Delaware	100.00%
54	NAME ACQUISITION CO.	Delaware	100.00%
55	NICHOLS ALUMINUM, LLC	Delaware	100.00%
56	NICHOLS ALUMINUM-ALABAMA, LLC	Delaware	100.00%
57	UWA ACQUSITION CO.	Delaware	100.00%